UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): February 5, 2008

                     1st Independence Financial Group, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


      0-26570                                           61-1284899
(Commission File Number)                    (IRS Employer Identification No.)



8620 Biggin Hill Lane, Louisville, Kentucky                 40220-4117
(Address of Principal Executive Offices)                    (Zip Code)

                                 (502) 753-0500
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported, on or about May 28, 2004, a complaint was filed in the Circuit Court of Anderson County in the Commonwealth of Kentucky by Larry Sutherland, Judy Sutherland, John Henry Disponett, Brenda Disponett, Todd Hyatt, Lois Ann Disponentt, Sue Saufley, and Hugh Coomer (the "Plaintiffs"). Soon thereafter, an amended complaint was filed which added Lois Hawkins and Norma K. Barnett as Plaintiffs. The lawsuit resulted from offers to purchase securities made by 1st Independence Financial Group, Inc. (the "Company") in connection with an offer to purchase up to 300,000 shares of its stock in a tender offer on or about May 28, 2003 (the "Tender Offer"). The Plaintiffs alleged that the Company made certain material misrepresentations in connection with certain statements made in the Tender Offer.

Further, on July 18, 2007, a jury in the Circuit Court of Anderson County in the Commonwealth of Kentucky returned an adverse verdict against the Company awarding damages to the Plaintiffs of $403,620.

The Company has now entered into a settlement with each of the Plaintiffs resolving the litigation. Under the terms of the settlement, the Company will pay an aggregate amount equal to $281,287.73 to the Plaintiffs. Upon payment in full of the amount stated above, the judgment against the Company will be satisfied and the litigation will be dismissed with prejudice.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       1st INDEPENDENCE FINANCIAL GROUP, INC.

Date: February 5, 2008                 By: /s/ R. Michael Wilbourn
                                           --------------------------
                                           R. Michael Wilbourn
                                           Executive Vice President
                                           and Chief Financial Officer